SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2016

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 20, 2016, our board of directors appointed Professor Robert Ritch to the Company’s Advisory Board.

Professor Robert Ritch

Professor Robert Ritch holds the Shelley and Steven Einhorn Distinguished Chair in Ophthalmology and is Surgeon Director Emeritus and Chief of Glaucoma Services at New York Eye and Ear Infirmary of Mount Sinai (NYEE). He has devoted his career to broadening the understanding of the underlying etiologies and mechanisms of glaucoma and innovation in its medical, laser, and surgical treatment.

Prof. Ritch received his B.A. cum laude from Harvard College and an M.A. in cell biology from Harvard University. He received his M.D. from Albert Einstein College of Medicine and, after a residency in Ophthalmology at Mount Sinai School of Medicine, received fellowships in glaucoma from the Heed Foundation and the National Institutes of Health. A Diplomat of the American Board of Ophthalmology, Prof. Ritch is a Fellow of the American Academy of Ophthalmology, the American College of Surgeons, the International College of Surgeons, the Royal College of Ophthalmology, the Association for Research in Vision and Ophthalmology, and the New York Academy of Medicine, and is a member of more than 35 scientific and medical societies around the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: December 27, 2016	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer